UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2006 (September 15, 2006)
GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)
615-221-8400
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
On September 15, 2006, Goldleaf Financial Solutions, Inc. (the “Goldleaf”) filed a Current Report on Form 8-K, (the “8-K”) which disclosed under Item 1.01 the execution of employment agreements between Goldleaf and each of Scott Meyerhoff, Goldleaf’s executive vice president of finance and strategy, and Scott Craighead, Goldleaf’s executive vice president and chief financial officer. Copies of these employment agreements were filed as exhibits to the 8-K.
This Amendment No. 1 to the 8-K is being filed to provide additional disclosure regarding one-time special bonuses that Mr. Meyerhoff and Mr. Craighead may receive upon the closing of an underwritten offering of the Company’s common stock. These bonuses will be subject to the discretion of Goldleaf’s Board of Directors (the “Board”). If Goldleaf does pay bonuses to Mr. Meyerhoff and Mr. Craighead, the amount of the bonuses are not anticipated to exceed $100,000 in total. Goldleaf will pay these bonuses out of its working capital, not from the proceeds of the underwritten offering. In determining whether to award the bonuses, the Board will take into account Goldleaf’s performance, the performance of Mr. Meyerhoff and Mr. Craighead, and any other factors the Board deems appropriate.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel and Secretary

Date: September 29, 2006